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                                         EX-12
                                         Statement re: Computation of Ratios


                                                    Exhibit 12
                                                    Form 10-Q
                                                    For the Three
                                                    Months Ended
                                                    December 31, 1999


                             Lucent Technologies Inc.
                Computation of Ratio of Earnings to Fixed Charges

                              (Dollars in Millions)
                                   (Unaudited)


                                                                For the Three
                                                                Months Ended
                                                              December 31, 1999

Income Before Income Taxes.............................              $ 1,856

Less Interest Capitalized during
  the Period...........................................                    6
Less Undistributed Earnings of Less than 50%
  Owned Affiliates.....................................                    0

Add Fixed Charges......................................                  171

Total Earnings ........................................              $ 2,021



Fixed Charges

Total Interest Expense Including Capitalized Interest..                $ 115

Interest Portion of Rental Expense.....................                   56

    Total Fixed Charges................................                $ 171

Ratio of Earnings to Fixed Charges.....................                 11.8